Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO Announces Quarterly Revenue of $192 Million, EPS of $0.51

•	18% revenue growth
•	EBITDA* per share of $0.99
•	$14 million cash balance as of quarter-end
•	Business outlook re-affirmed at $1.80 to $2.15 per share
•	$0.18 per share quarterly dividend date set

HUNT VALLEY, MD., JULY 24, 2012 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider of the product and value chain solutions required to build, use and maintain wireless broadband systems, today announced its results for the first quarter of fiscal year 2013, ended July 1, 2012.

“We started our new fiscal year with solid results and an intense focus on profitable revenue and productivity growth,” commented Chairman and CEO Robert Barnhill. “In this quarter, revenues in our core markets grew six percent over last year’s first quarter.  Our goal is to greatly accelerate this growth despite the continued choppiness we see in our markets, especially with our enterprise, transportation and energy customers.

“The transition out of the high-revenue, low-margin third-party (3PL) logistics business with a key customer is progressing according to schedule.  As we discussed last quarter, we continue to expect that exiting this business will enable us to further realign resources to intensify our focus on TESSCO’s core business and build on the many exciting opportunities in wireless broadband.

“We believe our leverage of these opportunities, being created by the convergence of wireless and the Internet, will allow us to overcome the challenges of the transition and the economy, and to drive improved profitability.”

First-Quarter Fiscal 2013 Financial Results

For the company’s fiscal 2013 first quarter, revenue reached $192 million, an 18 percent increase compared to last year’s first quarter.  Excluding Tier 1 carrier retail customers, revenues grew by $6 million, or 6 percent, compared to the prior year quarter.  The public systems operator market produced 10 percent revenue growth; the commercial dealer and reseller market produced 9 percent growth; the private and government systems market experienced a 5 percent decline; and the retailer, dealer agent and Tier 2/3 carrier market produced 10 percent growth.  Tier 1 carrier retail revenue increased by 41 percent, mostly attributable to the temporary expansion of our low-margin 3PL relationship with the major Tier 1 carrier customer.

In the first quarter of fiscal 2013, gross profit was $35.5 million, a 5 percent decrease compared to last year’s first quarter.  Excluding Tier 1 carrier retail customers, gross profit was essentially flat compared to the prior year quarter.  The public systems operator market produced 3 percent gross profit growth; the commercial dealer and reseller market produced 8 percent growth; the private and government systems market experienced a 13 percent decline; and the retailer, dealer agent and Tier 2/3 carrier market produced 9 percent growth.  Despite the substantial revenue growth in the Tier 1 carrier retail market, gross profit declined by 19 percent in this market, again mostly attributable to the temporary expansion of our low-margin 3PL relationship with the major Tier 1 carrier customer.

Selling general and administrative expenses decreased by $1.1 million, or 4 percent compared to last year’s first quarter.

EBITDA* totaled $8.2 million, or $0.99 per diluted share, in the first quarter of 2013 as compared to $8.7 million, or $1.09 per diluted share, in the prior-year quarter.

Net income and diluted earnings per share totaled $4.2 million and $0.51 respectively, as compared to $4.6 million and $0.57 respectively.

As of July 1, 2012, the company’s cash balance totaled $14.3 million and there was no balance outstanding on the revolving line of credit.

Quarterly Cash Dividend

On July 23, 2012, our Board of Directors declared a cash dividend of $0.18 per common share payable on August 22, 2012 to holders of record on August 8, 2012.  Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the Board of Directors.

Business Outlook

The company is maintaining its previous guidance for fiscal 2013, calling for diluted earnings per share in the range of $1.80 to $2.15.  As described in various announcements issued during fiscal 2012, TESSCO’s low-margin, third-party logistics relationship with a major Tier 1 carrier customer will begin transitioning in the second quarter of fiscal 2013 as that customer implements a new supply chain business model in an effort to lower total costs.  TESSCO expects this relationship with the customer to be fully terminated during TESSCO’s fiscal 2013, ending March 31, 2013.  TESSCO continues to expect that the transition will result in a significant reduction in overall revenues, but that the expected growth in other parts of its business will lessen the impact on overall profits.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted.  Moreover, our current expectations related to the transition of the supply chain relationship with our largest customer are based upon indications received from this customer, and actual events may differ materially.  This relationship, like those with most of our other customers and suppliers, contains no ongoing purchase or sale obligations and is terminable by either party upon relatively short notice. Absent this supply chain relationship, we will, however, maintain the ability to sell our proprietary products to this customer.

The nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

First-Quarter Fiscal 2013 Conference Call

Management will host a conference call to discuss its first-quarter 2013 results on Wednesday, July 25, 2012 at 10:00 a.m. ET.  To participate in the conference call, please call: 800-299-9086 (domestic call-in) or 617-786-2903 (international call-in) and reference code #61270053. A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 12:00 p.m. ET on July 25, 2012 until 11:59 p.m. ET on August 1, 2012 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #94468573.  An archived replay of the conference call will also be available on the company’s website.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO
TESSCO Technologies (NASDAQ:TESS), is Your Total Source® for making wireless work. The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating opportunities and challenges at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless broadband systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended
	July 1, 2012	April 1, 2012	June 26, 2011

Revenues	$192,418,200	$194,787,400	$163,515,000
Cost of goods sold	156,925,000	156,798,300	126,314,600
Gross profit	35,493,200	37,989,100	37,200,400
Selling, general and administrative expenses	28,562,400	32,221,100	29,675,100
Income from operations	6,930,800	5,768,000	7,525,300
Interest , net	57,400	41,000	105,500
Income before provision for income taxes	6,873,400	5,727,000	7,419,800
Provision for income taxes	2,666,900	2,178,100	2,845,600
Net income	$4,206,500	$3,548,900	$4,574,200

Basic earnings per share	$0.53	$0.46	$0.59
Diluted earnings per share	$0.51	$0.43	$0.57

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	July 1, 2012	April 1, 2012
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$14,268,500	$18,211,600
Trade accounts receivable, net	97,070,400	88,748,200
Product inventory	57,615,000	53,360,300
Deferred tax assets	3,135,100	3,135,100
Prepaid expenses and other current assets	3,932,100	2,308,200
Total current assets	176,021,100	165,763,400

Property and equipment, net	22,138,700	22,905,700
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,119,500	2,143,900
Total assets	$211,964,000	$202,497,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$98,369,400	$78,344,700
Payroll, benefits and taxes	4,993,400	17,211,600
Income and sales tax liabilities	1,424,600	3,137,000
Accrued expenses and other current liabilities	1,083,400	1,041,100
Revolving line of credit	--	--
Current portion of long-term debt	249,200	249,200
Total current liabilities	106,120,000	99,983,600

Deferred tax liabilities	2,243,500	2,243,500
Long-term debt, net of current portion	2,645,700	2,708,000
Other long-term liabilities	3,799,500	3,910,700
Total liabilities	114,808,700	108,845,800

Shareholders’ Equity:
Preferred stock	--	--
Common stock	90,800	88,000
Additional paid-in capital	47,673,200	45,135,900
Treasury stock, at cost	(48,075,400)	(46,276,400)
Retained earnings	97,466,700	94,704,400
Accumulated other comprehensive loss	--	--
Total shareholders’ equity	97,155,300	93,651,900

Total liabilities and shareholder’s equity	$211,964,000	$202,497,700

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended
	July 1, 2012	April 1, 2012	June 26, 2012
Net income	$4,206,500	$3,548,900	$4,574,200
Add:
Provision for income taxes	2,666,900	2,178,100	2,845,600
Interest, net	57,400	41,000	105,500
Depreciation and amortization	1,247,800	1,271,200	1,173,000
EBITDA	$8,178,600	$7,039,200	$8,698,300
EBITDA per diluted share	$0.99	$0.85	$1.09

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended July 1, 2012
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market	$20,018	$-	$20,018
Private system operator & government market	29,600	-	29,600
Commercial dealer & reseller market	31,608	-	31,608
Retailer, dealer agent & Tier 2/3 carrier market	-	31,641	31,641
Revenues, excluding Tier 1 carrier market	81,226	31,641	112,867
Tier 1 carrier market	-	79,551	79,551
Total revenues	81,226	111,192	192,418

Gross Profit
Public carrier, contractor & program manager market	4,458	-	4,458
Private system operator & government market	8,153	-	8,153
Commercial dealer & reseller market	8,798	-	8,798
Retailer, dealer agent & Tier 2/3 carrier market	-	6,627	6,627
Gross profit, excluding Tier 1 carrier market	21,409	6,627	28,036
% of revenues	26.4%	20.9%	24.8%
Tier 1 carrier market	-	7,457	7,457
Total gross profit	21,409	14,084	35,493
% of revenues	26.4%	12.7%	18.4%

Directly allocatable expenses	10,111	7,146	17,257
Segment net profit contribution	$11,298	$6,938	18,236
% of revenues	13.9%	6.2%	9.5%
Corporate support expenses*			11,363
Income before provision for income taxes			$6,873
% of revenues			3.6%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	10.2%		10.2%
Private system operator & government market	-5.3%		-5.3%
Commercial dealer & reseller market	9.4%		9.4%
Retailer, dealer agent & Tier 2/3 carrier market		10.3%	10.3%
Revenues, excluding Tier 1 carrier market	3.7%	10.3%	5.5%
Tier 1 carrier market		40.8%	40.8%
Total revenues	3.7%	30.5%	17.7%

Gross Profit
Public carrier, contractor & program manager market	2.5%		2.5%
Private system operator & government market	-13.0%		-13.0%
Commercial dealer & reseller market	8.0%		8.0%
Retailer, dealer agent & Tier 2/3 carrier market		8.9%	8.9%
Gross profit, excluding Tier 1 carrier market	-2.1%	8.9%	0.3%
Tier 1 carrier market		-19.4%	-19.4%
Total gross profit	-2.1%	-8.1%	-4.6%

Directly allocatable expenses	0.9%	4.8%	2.5%
Segment net profit contribution	-4.6%	-18.5%	-10.4%
Corporate support expenses*			-12.2%
Income before provision for income taxes			-7.4%

* Includes corporate overhead, facilities expense, depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

Three months ended July 1, 2012
Revenues
Base station infrastructure	$49,146
Network systems	17,736
Installation, test and maintenance	10,640
Mobile device accessories	114,896
Total revenues	192,418

Gross Profit
Base station infrastructure	14,404
Network systems	3,658
Installation, test and maintenance	2,540
Mobile device accessories	14,891
Total gross profit	35,493
% of revenues	18.4%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	4.1%
Network systems	-8.9%
Installation, test and maintenance	7.0%
Mobile device accessories	32.2%
Total revenues	17.7%

Gross Profit
Base station infrastructure	-3.8%
Network systems	-5.6%
Installation, test and maintenance	10.3%
Mobile device accessories	-7.2%
Total gross profit	-4.6%

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